Exhibit 10.1
SUBSCRIPTION AGREEMENT
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
1.	This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex I (this “Agreement”), is made as of the date set forth below between Electro-Optical Sciences, Inc., a Delaware corporation (the “Company”), and the Investor.

2.	The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,088,451 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $5.68 per share (the “Purchase Price”).

3.	The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), File No. 333-151935, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (c) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.	The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares of Common Stock set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by Needham & Company, LLC, the placement agent named in the Prospectus Supplement (the “Placement Agent”), and that there is no minimum offering amount.

5.	The manner of settlement of the Shares purchased by the Investor shall be delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:
HSBC Bank USA
Attention: Berta Polonia
452 5th Avenue, 26th Floor
New York, New York 10018
ABA # 021001088
Account Name: Electro Optical Sciences Inc
Account Number: 134773080

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.	The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified

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in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
7.	The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated July 7, 2008, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8.	No offer by the Investor to buy the Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

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Number of Shares:
Purchase Price Per Share: $
Aggregate Purchase Price: $
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 2008

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this                     day of                      , 2008

ELECTRO-OPTICAL SCIENCES, INC.

By:

Name:
Title:

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ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SHARES
     1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.
     2. Agreement to Sell and Purchase the Shares; Placement Agents.
          2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
          2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
          2.3 Investor acknowledges that the Company has agreed to pay the Placement Agent a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.
          2.4 The Company has entered into a Placement Agency Agreement, dated July 31, 2008 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company. The Company confirms that neither it nor any officer, director or duly authorized representative has provided the Investor with material, non-public information.
     3. Closings and Delivery of the Shares and Funds.
          3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
          3.2 Conditions to the Company’s Obligations.
               (a) The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.
               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company hereunder and the fulfillment of those undertakings of the Company hereunder to be fulfilled prior to the Closing Date, and to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.
          3.3 Delivery of Funds. At the Closing, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:
HSBC Bank USA
Attention: Berta Polonia
452 5th Avenue, 26th Floor
New York, New York 10018
ABA # 021001088
Account Name: Electro Optical Sciences Inc
Account Number: 134773080
          3.4 Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing American Stock Transfer & Trust Company, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Simultaneously with the delivery to the Company of the funds pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.
     4. Representations, Warranties and Covenants of the Investor.
     The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:
          4.1 The Investor (a) is an “accredited investor” (as such term is defined in Section 501(a) of the Act), (b) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (c) is capable of bearing a loss of the entire amount of such Investor’s purchase of the Shares, based on the Investor’s net worth, annual income and liquid assets, (d) is suitable to make an investment in the amount of Shares such Investor plans to purchase, based on such Investor’s net worth, annual income and liquid assets, and based on such Investor’s past experience in investing in comparable companies, (e) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (f) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package, the documents incorporated by reference therein and the Offering Information.
          4.2(a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.
          4.3(a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
          4.5 Since the date on which the Placement Agent first contacted such Investor about the Offering, the Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities), and has not violated its obligations of confidentiality. Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
          4.6 The Investor represents that (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, and (c) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member as of the date hereof.
     5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.
     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

          If to the Company, to:
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533
Attention: Chief Financial Officer
If to the Investor, to its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     9. Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.
     10. Governing Law; Jurisdiction; Venue.
               (a) This Agreement shall be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles, and all rights and remedies hereunder or with respect hereto shall be governed by such laws.
               (b) Any legal action or proceeding with respect to this Agreement or any other document delivered in connection herewith shall be brought exclusively in any state or federal court of competent jurisdiction in the state, county and city of New York. By execution and delivery of this Agreement, each party hereto irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the exclusive jurisdiction of such courts. Each party hereto further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other document delivered in connection herewith.
               (c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) of this Section in any suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other document delivered in connection herewith that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by applicable law.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
     12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

     13. Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof. The Investor shall not issue any other press release or make any other public announcement relating to this Agreement unless (a) the content thereof is mutually agreed to by the Company and the Investor or (b) the Investor is advised by its counsel that such press release or public announcement is required by law.
     14. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A
ELECTRO-OPTICAL SCIENCES, INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: